Exhibit 10.43

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into as of December 14, 2016 by America First Multifamily Investors, L.P. (hereinafter "Debtor") to and in favor of Bankers Trust Company (hereinafter "Bank").

RECITALS:

WHEREAS, pursuant to the terms and conditions contained in that certain Credit Agreement dated December 141 2016 between Debtor and Bank ("Credit Agreement"), Bank has agreed to extend credit to Debtor as provided therein.

WHEREAS, for purposes of inducing Bank to enter into the Credit Agreement and to extend credit to Debtor as provided therein, Debtor has agreed to grant Bank a security interest  in certain property of Debtor as herein provided.

WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement and unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in the Uniform Commercial Code (the "UCC"), as in effect from time to time in the State of Iowa, are used in this Agreement with such meanings.

NOW, THEREFORE, in consideration of the mutual covenants and agreements. terms and conditions hereinafter set forth, the parties hereby agree as follows:

1. Grant of Security Interest. In order to induce Bank to extend certain financial accommodations to Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby transfers, assigns, and grants to Bank a continuing and irrevocable security interest and general lien in and to all of the following property and rights of Debtor, wherever located and whether now owned or hereafter acquired (collectively referred to herein as the "Collateral):

(a)All of Debtor's right, title and interest in the bonds identified on Exhibit A (collectively, the "Pledged Bonds");

(b)All of Debtor's right. title and interest, including all security entitlements, in Account No. [ ] established and maintained by U.S. Bank National Association in the name of Debtor (as the same may be re-designated, renumbered or otherwise modified) (the "Account");

(c)All Proceeds, including Proceeds and products of all of the foregoing and all additions and accessions to, replacements and substitutions of, insurance policies and payments, condemnation proceeds of, and documents covering all of the foregoing, all property received wholly or partly in trade or exchange for all of the foregoing, and all income, rents, revenues, dividends, distributions, issues, profits, cash or non-cash Proceeds and accessions arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein.

2. Proceeds. The security interests granted to Bank in any Proceeds or other property arising out of the disposition of the Collateral and anything contained herein or in any financing statement shall not be deemed permission or assent by Bank to any sale or disposition of the Collateral except to the extent expressly provided herein.

3. Indebtedness Secured. The security interest granted hereby is to secure payment in full of: (i) any and all sums from time to time due from Debtor to Bank arising under or in connection with the Credit Agreement or any other Loan Document, or any other instruments evidencing the indebtedness of Debtor to Bank and the full and complete performance of all agreements and documents executed or delivered pursuant to any indebtedness due from Debtor to Bank, all as same may be amended. modified or extended from time to time, (ii) all advances made by Bank to discharge taxes or levies on, or made for repairs to, maintenance of, or insurance on, the Collateral, (iii) all money or other credit heretofore and hereafter advanced by Bank to or for the account of Debtor, including without limitation pursuant to the

Credit Agreement, pursuant to that certain Credit Agreement dated as of May 14, 2015, as amended, and evidenced by a Revolving Line of Credit Note in the amount of $50,000,000 dated November 14, 2016, and pursuant to that certain commitment letter from Bank to Debtor dated March 14, 2014, as amended as of March 14, 2016 and as further amended as of November 1 0, 2016, and evidenced by a Promissory Note in the amount of $7,500,000 dated November 1 0, 2016, (iv) all other present or future, direct or contingent, liabilities of Debtor to Bank of any nature whatsoever, and (v) all costs and expenses incurred in the collection of the foregoing, including attorneys' fees and representation in any bankruptcy proceedings (alt of the above being referred to, collectively, as the "Obligations"). It is the true, clear, and express intention of Debtor that the continuing grant of this security interest remain as security for payment and performance of the Obligations, whether now existing, or which may hereinafter be incurred, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest, therefore, shall not be required to be stated on the face of any document representing any Obligations, nor otherwise identify it as being, secured hereby. Any Obligations shall be deemed to have been made pursuant to Section 9-204 of the UCC.

4. Other Actions. To further the attachment, perfection and first priority of, and the ability of Bank to enforce Bank's security interest in the Collateral, and without limitation on Debtor's other obligations in this Agreement, Debtor agrees, at Debtors expense, to duly authorize, execute and deliver a Collateral Account Control Agreement ("Control Agreement") with respect to the Pledged Bonds and the Account whereby U.S. Bank National Association, as Securities Intermediary ("Securities Intermediary"), agrees to hold the Pledged Bonds and Account and to perform certain other functions as more fully described therein, all in substance and form to the reasonable satisfaction of Bank. Debtor and Bank intend that the Control Agreement establish "control" by Bank of the Pledged Bonds, the Account and the Collateral for purposes of perfecting Bank's security interest in the Pledged Bonds, Account and the Collateral pursuant to Articles 8 and 9 of the UCC. Debtor and Bank further intend that the Account will be maintained by Securities Intermediary as a "securities account" (within the meaning of Section 8-501(a) of the UCC) with respect to the Pledged Bonds and any other securities deposited or credited thereto and a "deposit account" (within the meaning of Section 9-102 of the UCC) with respect to cash deposited or credited to the Account

5. Adverse Security Interests and Liens. Debtor is, or, to the extent that the Collateral will be acquired after the date hereof, will be, the owner of the Collateral free from any and all liens, security interests or encumbrances other than the security interest granted in favor of the Securities Intermediary pursuant to the Control Agreement. Debtor shall not transfer or assign any interest in this Agreement or the Collateral; and Debtor, at Debtor's expense, will defend the Collateral against all claims and demands of all other persons at any time claiming the same or an interest therein. There is no financing statement now on file in any public office covering the Collateral, or intended so to be, or in which Debtor is named or signed as debtor, and Debtor will not execute and there will not be on file in any public office any financing statement or statements covering the Collateral, except for any financing statements to be filed in respect of and for the security interest hereby granted to Bank.

6. Records. The records concerning the Collateral will be kept at Debtor's chief executive office. Bank may inspect such records or the Collateral at any time at any address. Debtor will not remove any part of such records from said location without the prior written consent of Bank.

7. Financing Statement and Others Acts. Debtor irrevocably authorizes Bank at any time and from time to time to file financing or continuation statements and/or amendments thereto and Debtor shall execute and deliver such other instruments and documents as may be requested by Bank to perfect confirm and further evidence the security interest and assignments hereby granted to Bank and shall pay the fees incurred in filing all such financing statements or other instruments or documents. If any applicable law requires the registration of the Collateral or the issuance of a certificate of title therefor or both, Debtor agrees to promptly comply with such laws and shall cause notice of the security interest of Bank to be shown on any such certificate of title and will join in executing such application for the title forms as Bank shall require.

Upon request of Bank, Debtor will promptly do all other acts and things, and will execute and file all other instruments deemed necessary by Bank under applicable law to establish, maintain and continue Bank's perfected first priority security interest in the Collateral and to effectuate the intent of this Agreement and will pay all costs and expenses of filing and recording or promptly reimburse Bank if such costs and expenses are incurred by Bank, including the costs of any searches deemed necessary by Bank to establish, determine or maintain the validity and the priority of the security interest of Bank, and pay or otherwise satisfy all other claims and charges which in the opinion of Bank might prejudice, imperil or otherwise affect the Collateral or Bank's security interest therein. A photocopy of this Agreement shall be deemed an original for purposes of filing or recording.

8. Taxes and Assessments. Debtor will pay promptly when due all taxes, assessments and other charges levied or assessed upon the Collateral or for its use or operation or upon this Agreement or upon any or other documents evidencing the Obligations or other obligations of Debtor secured hereby.

9. Collateral Certificates and Schedules. Debtor shall furnish to Bank from time to time, upon request, written statements, certificates and schedules identifying and describing the Collateral and any additions thereto and substitutions therefor in such detail as Bank may require and certified as to accuracy by an authorized officer of Debtor.

10. Use of Collateral. Until there is an Event of Default hereunder or receipt of contrary instructions from Bank, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement or any Loan Document.

11. Undertakings by Bank. Bank may from time to time, at its sole option, and without notice to Debtor, perform any undertaking of Debtor hereunder which Debtor shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or the interest of Bank therein (including, without limitation, the discharge of taxes or liens of any kind against the Collateral or the procurement of insurance) and Debtor agrees to forthwith reimburse Bank, on demand, for all expenses of Bank in connection with the foregoing, together with interest thereon at a per annum rate equal to the highest rate of interest applicable to any of the Obligations secured hereby or allowed by law, whichever is less, until reimbursed by Debtor and all amounts not so reimbursed shall be added to and become a part of the Obligations secured hereby. Bank may, for the foregoing purposes, act in its own name or that of Debtor and may also act for the purpose of adjusting or settling any policy of insurance on the Collateral, or endorsing any draft received in connection therewith. For all of the foregoing purposes, Debtor hereby irrevocably appoints Bank, or any agent of Bank, as its true and lawful attorney coupled with an interest with full power of substitution in the name of Debtor.

12. Warranties Correct. Debtor hereby represents and warrants that all financial statements, certificates and schedules heretofore and hereafter delivered to Bank by or on behalf of Debtor, and any statement and data submitted in writing to Bank in connection with this Agreement or any Obligations of Debtor to Bank, are true and correct and fairly present the financial condition of Debtor for the periods involved.

13. Pledged Bonds. Debtor hereby represents and warrants that Exhibit A attached hereto sets forth a complete and accurate list of all Pledged Bonds held by Debtor as of the date hereof, all of the Pledged Bonds have been duly authorized, authenticated or issued, and delivered and represent the legal, valid and binding obligation of the issuers thereof, enforceable in accordance their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. No Pledged Bonds are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Debtor by any person or entity with respect thereto.

14. Identification of Collateral. upon request of Bank at any time, Debtor will promptly deliver to Bank lists or copies of all Collateral and will deliver to Bank, promptly upon receipt, all Proceeds of Collateral received by Debtor in the exact form in which they are received. To protect Bank's rights hereunder, Debtor will assign or endorse Proceeds to Bank as Bank may request, and hereby irrevocably appoints Bank, or any agent of Bank, as its true and lawful attorney coupled with an interest with full power of substitution in the name of Debtor to endorse the name of Debtor to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Agreement. The power herein granted shall be deemed to be coupled with an interest and shall not be revoked by Debtor until Bank has been paid all sums due it, including all proper expenses, with interest. All such items received by Bank for the Collateral shall be deposited to the credit of Debtor in an account maintained at Bank, as security for the payment of the Obligations. Bank may, from time to time, in its discretion: (i) apply all of the then existing balance representing collected funds in such deposit account, toward payment of all or any part of the Obligations secured hereby, whether or not then due, in such order of application as Bank, in its sole discretion, may determine, or (ii) permit Debtor to use all or part of said account in the normal course of Debtor's business.

15. Default. Debtor shall be in default under this Agreement upon the occurrence of any one or more of the following events or conditions (each of which is an “Event of Default"):

(a)Failure of Debtor to pay any sum when due under any Obligations or liability secured hereby;

(b)Breach or failure to perform by Debtor Of any covenant, promise, condition, obligation or liability contained or referred to herein, in the Obligations secured hereby or in any other agreement to which Debtor and Bank are parties;

(c)The making or furnishing in any manner of any representation, statement or warranty to Bank by or on behalf of Debtor in connection with this Agreement or all or any part of the Obligations secured hereby, which representation, statement or warranty was false in any material respect when made or furnished;

(d)Any loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral;

(e)Any tax levy, attachment, garnishment, levy or execution or other process issued against Debtor or the Collateral;

(f)Any suspension of payment by Debtor to any creditor or any event or occurrence which constitutes an event of default or which results in the acceleration of the maturity of any obligations of Debtor to others, under any indenture, agreement, undertaking or other instrument;

(g)Merger, consolidation, dissolution, termination of existence, insolvency, business failure, bankruptcy, appointment of a custodian or receiver of any part of the property of Debtor, the commencement of any bankruptcy or insolvency proceedings or any assignment for the benefit of any creditors by or against Debtor or any co-maker, accommodation maker, surety or guarantor of Debtor, or entry of any judgment against any of them;

(h)Any modification or change of tie name of Debtor without the express prior written consent of Bank;

(i)Determination by Bank that a material adverse change has occurred in the financial condition of Debtor from that disclosed in the financial statement of Debtor heretofore furnished to Bank, or from the condition of Debtor or the Collateral as heretofore most recently disclosed to Bank in any manner, or

(j)Debtor's failure to comply with the terms and conditions set forth in Section 5 hereof or Debtor otherwise interferes with Bank's exclusive right to the Proceeds in the Account.

16. Remedies. Upon the occurrence of any default under this Agreement, Bank may at its option, without notice or demand, declare all Obligations secured hereby immediately due and payable and Bank may exercise any and all of the rights and remedies of a secured party at law, in equity or under the Loan Documents, including, but not limited to, the following:

Bank may exercise alt rights under the Control Agreement and/or take immediate possession of the Collateral or any part thereof wherever the same may be found, and for said purposes may, and is hereby appointed Debtor's agent and authorized by Debtor to, enter Debtor's premises for the purpose of removing, assembling or taking possession of the Collateral without liability for trespass or any other right of action by reason of taking possession of said Collateral. Whenever the Collateral is in Bank's possession, Bank may use and operate the same as appropriate for the purpose of protecting Bank's interest with respect thereto. Debtor agrees to pay all costs of Bank in the collection of the Obligations and enforcement of Bank's rights hereunder, including reasonable attorney's fees and legal expenses, and of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. Any notice of any sale, lease, or other disposition, or other intended action by Bank shall be deemed reasonable if it is in writing and deposited in the United States mail at least ten (10) days in advance of the intended disposition or other intended action or, with respect to a private sale, at least ten (10) days in advance of the date after which a private sale or sales shall occur, first class postage prepaid, addressed to Debtor as set forth in Section 19 hereof or to any other address of Debtor appearing on the records of Bank. At any sale, Bank may specifically disclaim any warranties including of title or the like. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale or disposition of the Collateral. Debtor waives all rights to require any marshalling of assets.

The proceeds of any sale shall be applied in the following order: first to pay all costs and expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise (including expenses incurred in the protection of Bank's title to or lien upon or right in any such property, expenses for legal services of any kind in connection therewith or in making any such sale or sales, insurance. commission for sale and guaranty), then to interest on all Obligations or indebtedness of Debtor to Bank; then to the principal thereof, whether or not such Obligations or indebtedness are due or accrued. Any remaining surplus shall be paid to whomever shall be legally entitled thereto. Application of proceeds as between particular Obligations or indebtedness to Bank shall be in the absolute and sole discretion of Bank. If the proceeds of any such sales are insufficient to pay all Obligations or indebtedness of Debtor to Bank, Debtor shall remain liable for the deficiency.

17. Inspection. Bank or its nominee shall have the privilege at any time, upon request, of inspecting during reasonable business hours any of the business properties or premises of Debtor and the books and records of Debtor relating not only to the Collateral, but also those relating to its general business affairs and financial condition of Debtor. Debtor further agrees from time to time to furnish such other reports, data and financial statements, in respect of its business and financial condition, as Bank may reasonably require.

18. Bank's Duties. The powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Bank to exercise any such powers. Unless otherwise required by law, Debtor has the risk of loss of the Collateral, and Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

19. Miscellaneous. Debtor and Bank further agree as follows:

(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to conflict of laws principles, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Iowa.

(b)Non-Waiver. Waiver of or acquiescence by Bank in any default by Debtor, or failure of Bank to insist upon strict performance by Debtor of any warranties, agreements or other obligations contained in this Agreement shall not constitute a waiver of any subsequent or other default, failure or waiver of strict performance, whether similar or dissimilar.

(c)Modifications. No modification of any provision of this Agreement, no approvals required from Bank and no consent by Bank to any departure therefrom by Debtor shall be effective unless such modification, approval or consent shall be in writing and signed by an authorized representative of Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

(d)Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)Notices. Except as otherwise provided in this Agreement, any notice, consent or other communication required or permitted under this Agreement shall be deemed given when (i) delivered personally, (ii) three (3) days after being sent by certified or registered mail or (iii) one (1) day after being sent by nationally recognized overnight courier. Rejection or other refusal to accept or the inability to deliver because of change of address of which no notice was given shall be deemed to constitute receipt of the communication sent. Names and addresses for notices unless and until written notice of other names and addresses are provided by either or both parties are as follows:

If to Bank:

Bankers Trust Company

14301 FNB Parkway, Suite 200

Omaha, Nebraska 68154

Attention: Donald M. Shiu, Senior Vice President

If to Debtor:

America First Multifamily Investors. L.P.

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

Attention: Craig S. Allen, Chief Financial Officer

(f)Rights and Remedies Cumulative. The rights and remedies of Bank under this Agreement are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Bank shall have under the Loan Documents or any other instrument, or at Jaw or in equity. No course of dealing between Bank and Debtor or any failure or delay on the part of Bank in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Bank and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

(g)Security Interest and Pledge Absolute. All rights, including the security interest of Bank granted hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

i.any lack of validity or enforceability of the Obligations or any other agreement or instrument relating thereto;

ii.any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Obligations or any agreement or instrument relating thereto; or

iii.any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations.

(h)Costs of Enforcement. In the event that Bank shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Agreement or any instrument or document delivered pursuant to this Agreement, including the representation of Bank in connection with any bankruptcy, reorganization, receivership or any other action affecting creditor's rights, and regardless of whether a suit or action is commenced, Debtor shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, and Bank may take judgment for all such amounts.

(i)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Bank and its successors and assigns and Debtor and its heirs, successors and permitted assigns.

i.Assignment: Sale of Interest. Debtor hereby consents to Bank's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or of any portion hereof or thereof, including, without limitation, Bank's rights, title, interests, remedies, powers and duties hereunder.

ii.Fees and Expenses.  Debtor shall pay all out of pocket costs and expenses, including attorneys' fees and expenses, incurred by Bank in connection with the preparation of this Agreement and any document or instrument delivered pursuant to or in connection with this Agreement and all related documentation, recording or filing fees. Debtor shall also pay all like costs and expenses incurred by Bank in connection with any amendments, waivers, renewals or modifications of or made pursuant to this Agreement or any document or instrument delivered pursuant to or in connection with this Agreement and all other related documentation.

(j) Reinstatement of Obligations. Debtor expressly agrees that to the extent a payment or payments to Bank, or any part thereof, are subsequently invalidated, declared to be void or voidable, set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied and any collateral given therefore including this Agreement shall be revived and continued in full force and effect as if said payment had not been made.

(k)Reserved.

(l)Controlling Provisions. If any item of Collateral hereunder also constitutes collateral granted to Bank under any other mortgage, deed of trust, agreement or instrument, in the event of any conflict between the provisions under this Agreement and those under such other mortgage, agreement or instrument relating to such Collateral, the provision or provisions selected by Bank shall control with respect to such Collateral.

(m)Setoff. In addition to any rights now or hereafter granted under the provisions of any applicable law, rule or regulation and, not by way of limitation of any such rights, upon the occurrence of (i) any Event of Default, or (ii) any event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, Bank is hereby authorized by Debtor, at any time or from time to time, without notice to Debtor or to any other person, any such notice being hereby expressly waived,

i. to setoff and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by Bank to or for the credit or account of Debtor against and on account of the obligations and liabilities of Debtor to Bank, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any instrument or document delivered in connection with or pursuant to this Agreement, irrespective of whether or not (A) Bank shall have made any demand under this Agreement or any instrument or document delivered in connection with or pursuant to this Agreement, or (B) Bank shall have declared the principal of and interest on amounts under this Agreement or any instrument or document delivered in connection with or pursuant to this Agreement to be due and payable as permitted pursuant to this Agreement or any instrument or document delivered in connection with or pursuant to this Agreement, and although said obligations and liabilities, or any of them, shall be contingent or unmatured and

ii. pending any such setoff or appropriation or application, to hold the amounts of all deposits as collateral and to return as unpaid any or all checks drawn against such deposits that are presented for payment as Bank in its sole discretion shall decide.

(n)Waiver of Trial. DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS OF DEBTOR HEREUNDER OR BANK'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

[The Remainder of This Page Intentionally Left Blank and Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP MO, a Delaware limited partnership, its general partner

By: BURLINGTON CAPITAL LLC. a Delaware limited liability company, its general partner

/s/ Craig S. Allen
Name: Craig S. Allen
Title: Chief Financial Officer

Security Agreement

Signature Page

Exhibit A

Pledged Bonds

The Pledged Bonds consist of the tax-exempt mortgage revenue bonds described as follows:

Name	Issuer	Amount	CUSP
Senior Lien Series 2016-1	Seasons Lakewood AR, L.P.	$7,350,000	38119V ADI
Subordinate Series 2016H-2	Seasons Lakewood AR, L.P.	$5,260,000	38119V AG4
Senior Series 2016F-1	Seasons San Juan Capistrano AR, L.P.	$12,375,000	38119V AC3
Subordinate Series 2016F-2	Seasons San Juan Capistrano AR, L.P.	$6,574,000	38119V AH2

Security Agreement